Exhibit 16.1

Weinberg & Baer LLC

115 Sudbrook Lane, Baltimore, MD 21208

Phone (410) 702-5660

October 20, 2016

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sir/Madam:

We have read Item 4.01 of Avalon Globocare Corp. (f/k/a Global Technologies Corp.) (the “Company”) Form 8-K dated October 20, 2016, and are in agreement with the statements relating only to Weinberg & Baer LLC contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

Weinberg & Baer LLC

Baltimore, Maryland